                                                                     Exhibit 4.7

PREPARED BY AND
RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Latham & Watkins
885 Third Avenue
New York, New York 10022
Attention: Kim N.A. Boras, Esq.





                                                    For recording purposes only

                       -------------------------------

                       ECHELON INTERNATIONAL CORPORATION
                               One Progress Plaza
                         St. Petersburg, Florida 33701
                                  (Mortgagor)

                                       to

                         SALOMON BROTHERS REALTY CORP.
                            Seven World Trade Center
                            New York, New York 10048
                                  (Mortgagee)

                      ------------------------------------

                   MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                     SECURITY AGREEMENT AND FIXTURE FILING

                      ------------------------------------

                            Dated: November 5, 1996

                      ------------------------------------

DUPLICATE ORIGINALS OF THIS MORTGAGE HAVE BEEN RECORDED IN THE PUBLIC RECORDS OF HILLSBOROUGH COUNTY, FLORIDA, ALACHUA COUNTY, FLORIDA, LEON COUNTY, FLORIDA, AND PINELLAS COUNTY, FLORIDA. FLORIDA DOCUMENTARY STAMP TAXES IN THE AMOUNT OF $367,500.00 AND FLORIDA INTANGIBLE TAXES IN THE AMOUNT OF $210,000.00 HAVE BEEN PAID TO THE CLERK OF THE COURT OF HILLSBOROUGH COUNTY, FLORIDA, AND EVIDENCE OF SUCH PAYMENT HAS BEEN NOTED ON THE MORTGAGE RECORDED IN HILLSBOROUGH COUNTY.

                               TABLE OF CONTENTS

                                                                        Page No.


1.       Payment of Obligations and Incorporation of Covenants, Conditions and Agreements.  . . . . . . . . . . . . .   6

2.       Warranty of Title. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

3.       Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

4.       Payment of Taxes, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

5.       Condemnation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

6.       Leases and Rents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

7.       Maintenance of Mortgaged Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

8.       Transfer or Encumbrance of the Mortgaged Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

9.       Changes in the Laws Regarding Taxation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

10.      No Credits on Account of the Obligations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

11.      Documentary Stamps.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

12.      Controlling Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

13.      Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

14.      Performance of Other Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

15.      Further Acts, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

16.      Recording of Mortgage, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

17.      Reporting Requirements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

18.      Events of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

19.      Late Payment Charge. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

20.      Right to Cure Defaults.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

21.      Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

22.      Right of Access.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

23.      Reasonable Use and Occupancy.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

24.      Security Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

25.      Actions and Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

26.      Waiver of Setoff and Counterclaim. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

27.      Contest of Certain Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

28.      Recovery of Sums Required to Be Paid.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

29.      Marshalling, Waiver of Redemption and Other Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

30.      Hazardous Substances.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

31.      Handicapped Access.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

32.      Notice.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

33.      Waiver of Notice.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

34.      Remedies of Mortgagor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

35.      Sole Discretion of Mortgagee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

36.      Non-Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

37.      No Oral Change.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

38.      Successors and Assigns.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

39.      Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

40.      Headings, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

41.      Duplicate Originals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

42.      Definitions; Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

43.      Homestead. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

44.      Assignments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

45.      Waiver of Jury Trial.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

46.      Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

47.      Time of Essence. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

48.      Statute of Limitations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

49.      Non-Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

50.      Future Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                 THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (as the same may from time to time be extended, renewed or modified, this "Mortgage"), is made and executed this 5th day of November, 1996, by ECHELON INTERNATIONAL CORPORATION, a Florida corporation ("Mortgagor"), as successor to the entities, and by operation of the transactions, described on Schedule 1 hereto, as applicable, having its principal place of business at One Progress Plaza, St. Petersburg, Florida 33701, to SALOMON BROTHERS REALTY CORP., a New York corporation ("Mortgagee"), having its principal place of business at Seven World Trade Center, New York, New York 10048.

                              W I T N E S S E T H:

                 To secure the payment of an indebtedness in the original principal sum of One Hundred Five Million Dollars ($105,000,000) lawful money of the United States of America, to be paid with interest according to a certain Loan Agreement, dated as of even date herewith, among Mortgagor, as borrower, Mortgagee, as lender, and LaSalle National Bank, as collateral agent (as the same may be extended, renewed, supplemented or modified, the "Loan Agreement"; capitalized terms used herein and not defined having the meanings ascribed thereto in the Loan Agreement), as evidenced by that certain Note executed and delivered by Mortgagor pursuant to the Loan Agreement (as the same may be extended, renewed, supplemented, exchanged, substituted, replaced or modified, collectively, the "Note"), and as security for the payment and performance of Mortgagor's obligations hereunder and under the Loan Documents (collectively, the "Obligations"), Mortgagor GRANTS, BARGAINS, SELLS, ALIENATES, ENFEOFFS, CONVEYS, CONFIRMS, WARRANTS, PLEDGES, ASSIGNS and HYPOTHECATES unto Mortgagee the real property described in Exhibit A attached hereto (the "Land") and Mortgagor's right, title and interest in and to the buildings, structures and improvements of every nature whatsoever now or hereafter located thereon (including, but not limited to, all gas and electric fixtures, radiators, heaters, docks and docking facilities, engines and machinery, boilers, ranges, elevators and motors, plumbing, heating and air conditioning fixtures, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatus which are or shall be attached to the Land or said buildings, structures or improvements) (the "Improvements");

TOGETHER WITH: all right, title, interest and estate of Mortgagor now owned, or hereafter acquired, in and to the following property, rights, interest and estates (the Land, the Improvements together with the following property, rights, interests and estates being hereinafter described are collectively referred to herein as the "Mortgaged Property"):

                 (a) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating to or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of

Mortgagor of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

                 (b) all "equipment" as defined in the Uniform Commercial Code, as adopted and enacted by the State or States where any of the Mortgaged Property is located (the "Uniform Commercial Code"), now or hereafter owned by Mortgagor or in which Mortgagor has or shall acquire an interest, now or hereafter located on, attached to or contained in or used in connection with the Mortgaged Property, and shall also mean and include all building materials, construction materials, personal property constituting furniture, fittings, appliances, apparatus, leasehold improvements, machinery, devices, interior improvements, appurtenances, equipment, plant, furnishings, fixtures, computers, electronic data processing equipment, telecommunications equipment and other fixed assets now owned or hereafter acquired by Mortgagor which are used in the operation of the business conducted at the Mortgaged Property; and all proceeds thereof, as well as all additions to, substitutions for, replacements of or accessions to any of the items recited as aforesaid and all attachments, components, parts (including spare parts) and accessories, whether installed thereon or affixed thereto, and wherever located, now or hereafter owned by Mortgagor and used or intended to be used in connection with, or with the operation of, the Land or the Improvements, or in connection with any construction being conducted or which may be conducted thereon, all regardless of whether the same are located on the Mortgaged Property or are located elsewhere (including without limitation, in warehouses or other storage facilities or in the possession of or on the premises of a bailee, vendor or manufacturer) for purposes of manufacture, storage, fabrication or transportation and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to, and proceeds of, any of the foregoing (collectively, the "Equipment"); provided, however, that with respect to any items which are leased and not owned by Mortgagor, the Equipment shall include the leasehold interest only of Mortgagor, together with any options to purchase any of said items and any additional or greater rights with respect to such items which Mortgagor may hereafter acquire; and provided, further, that "Equipment" shall not include (a) any personal property, desks, chairs, other office furniture, telecommunications equipment, computers and other equipment (as defined in the Uniform Commercial Code) now owned or hereafter acquired by Mortgagor that is used or intended to be used by Mortgagor in connection with the operation of its business and that is normally located on, attached to, contained in or used in connection with any portion of the Mortgaged Property as a result of such portion of the Mortgaged Property being the executive offices of Mortgagor, (b) any equipment (as defined in the Uniform Commercial
Code) now owned or hereafter acquired by Mortgagor that is used or intended to be used by Mortgagor in connection with the operation of its business and that is normally located on, attached to, contained in or used in connection with any asset or assets of Mortgagor other than the Mortgaged Property, or (c) any boats, motors or spare parts located at the portion of the Mortgaged Property designated "Marina" on Schedule 1 to the Loan Agreement (but shall specifically include the docks, racks, forklift, crane and high and dry located at such portion of the Mortgaged Property);

                 (c) all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Mortgaged Property or any portion thereof or any rights appurtenant thereto, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Land and the Improvements;

                 (d) all leases, subleases, lettings, occupancy agreements, tenancies and licenses by Mortgagor as landlord of the Mortgaged Property or any part thereof now or hereafter entered into, and all amendments, extensions, renewals and guarantees thereof, and all security therefor (collectively, the "Leases") and all income, rents, rent equivalents, issues, profits, revenues (including all oil and gas or other mineral royalties and bonuses), deposits and other benefits from the Land and the Improvements (including, without limitation, all receivables, and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Mortgagor or any operator or manager of the Mortgaged Property or the commercial space located in the Improvements or acquired from others (including, without limitation, from the rental of any office space, retail space or other space, halls, stores, and offices, and deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance)) (collectively, the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Obligations;

                 (e) all proceeds of and any unearned premiums on any insurance policies covering the Mortgaged Property (including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property);

                 (f) the right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of Mortgagee in the Mortgaged Property;

                 (g)      all accounts (as defined in the Uniform Commercial
Code) now owned or hereafter acquired by Mortgagor arising out of or in connection with, the operation of the Mortgaged Property (including, without limitation, the Collection Account, the Reserve Account and the Expense Account, subject to the security interest of the Collateral Agent therein), and all present and future accounts receivable, inventory accounts, contract rights, chattel paper, notes, acceptances, insurance policies, Instruments, Documents, or other rights to payment and all forms of obligations owing at any time to Mortgagor thereunder, whether now existing or hereafter created or otherwise acquired by Mortgagor, and all proceeds thereof and all liens, security interests, guaranties, remedies, privileges and other rights pertaining thereto, and all rights and remedies of any kind forming the subject matter of any of the foregoing (including, without limitation, (i) all income, Rents, issues, profits, revenues, deposits and other benefits from the Mortgaged Property, (ii) all receivables and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services with respect to the Mortgaged Property by Mortgagor or any operator or manager of the Mortgaged Property or other commercial space located at the Mortgaged Property or acquired from others (including, without limitation the generality of the foregoing, from rental of space, halls, stores, and offices, and deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales of merchandise, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance), (iii) all sums of money, and all instruments, documents and securities held in any accounts in connection with the Mortgaged Property, or any demand, time, savings or other account maintained with any bank or certificate of deposit issued by any bank with the proceeds of such account and (iv) all of the records and books of account now or hereafter maintained by or on behalf of Mortgagor in connection with the operation of the Mortgaged Property) (collectively, the "Accounts");

                 (h)      all proceeds (as defined in the Uniform Commercial
Code) thereof and, in any event, shall include, without limitation, all proceeds, products, offspring, rents, profits or receipts, in whatever form, arising from the Mortgaged Property (including, without limitation, (i) cash, instruments and other property received, receivable or otherwise distributed in respect of or in exchange for any or all of the Mortgaged Property; (ii) the collection, sale, lease, sublease, concession, exchange, assignment, licensing or other disposition of, or realization upon, any item or portion of the Mortgaged Property (including, without limitation, all claims of Mortgagor against third parties for loss of, damage to, destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any the Mortgaged Property now existing or hereafter arising);
(iii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Mortgagor from time to time with respect to any of the Mortgaged Property; (iv) any and all payments (in any form whatsoever) made or due and payable to Mortgagor from time to time in connection with the requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Mortgaged Property by any Governmental Authority (or any person acting under color of Governmental Authority); and (v) any and all other amounts from time to time paid or payable under or in connection with any of the Mortgaged Property) (collectively, the "Proceeds");

                 (i) all agreements to which Mortgagor is a party and which are executed in connection with the construction, operation and management of the Equipment and Improvements located on the Mortgaged Property (including, without limitation, the agreements for the sale, lease or exchange of goods or other property and/or the performance of services by it, in each case whether now in existence or hereafter arising or acquired) as any such agreements have been or may be from time to time amended, supplemented or otherwise modified (collectively, "Contracts");

                 (j) all "documents" as defined in the Uniform Commercial Code or other receipts covering, evidencing or representing goods now owned or hereafter acquired by Mortgagor with respect to the Mortgaged Property (collectively, "Documents");

                 (k) all trademark licenses, trademarks, rights in intellectual property, trade names, service marks and copyrights relating to the Mortgaged Property or the license to use intellectual property such as computer software owned or licensed by Mortgagor or other proprietary business information relating to Mortgagor's policies, procedures, manuals and trade secrets with respect to the Mortgaged Property (collectively, "Trademarks");

                 (l) all "general intangibles" as defined in the Uniform Commercial Code, now owned or hereafter acquired by Mortgagor with respect to the Mortgaged Property (including, without limitation, (i) all obligations or indebtedness owing to Mortgagor with respect to the Mortgaged Property from whatever source arising (other than Accounts, Rents, Instruments, Inventory, Contracts, Documents, Trademarks and Permits), (ii) all unearned premiums accrued or to accrue under all insurance policies for the Mortgaged Property obtained by Mortgagor, all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims (including, without limitation, proceeds of insurance, condemnation awards, and all rights of Mortgagor to refunds of real estate taxes and assessments), (iii) all royalties and license fees with respect to the Mortgaged Property, (iv) all trademark licenses, trademarks, rights in intellectual property, goodwill, trade names, service marks, trade secrets, copyrights, permits and licenses, together with the registrations therefor and the goodwill appurtenant thereto with respect to the Mortgaged Property, and (v) all rights or claims in respect of refunds for taxes paid with respect to the Mortgaged Property (collectively, "General Intangibles");

                 (m) all (i) "instruments" as defined in the Uniform Commercial Code, "chattel paper" as defined in the Uniform Commercial Code, or letters of credit, evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Mortgaged Property (including, without limitation, promissory notes, drafts, bills of exchange and trade acceptances) and chattel paper obtained by Mortgagor in connection with the Mortgaged Property (including, without limitation, all ledger sheets, computer records and printouts, databases, programs, books of account and files of Mortgagor relating thereto) and (ii) notes or other obligations of indebtedness owing to Mortgagor with respect to the Mortgaged Property from whatever source arising, in each case now owned or hereafter acquired by Mortgagor (collectively, "Instruments");

                 (n) all "inventory" as defined in the Uniform Commercial Code, whether now or hereafter existing or acquired, and which arises out of or is used in connection with, directly or indirectly, the ownership and operation of the Mortgaged Property, all Documents representing the same and all Proceeds and products of same (collectively, "Inventory"). Without limiting the generality of the foregoing, the term "Inventory" shall include, without limitation:

                  (i) all goods, merchandise, raw materials, work in process and other personal property, wherever located, now or hereafter owned or held by Mortgagor for manufacture, processing, the providing of services or sale, use or consumption in the operation of the Mortgaged Property (including, without limitation, fuel, supplies and similar items and all substances commingled therewith or added thereto); and

                 (ii) all rights and claims of Mortgagor against anyone who may store or acquire the Inventory for the account of Mortgagor, or from whom Mortgagor may purchase the Inventory.

Notwithstanding the foregoing, "Inventory" shall not include any boats, motors or spare parts located at the portion of the Mortgaged Property designated as the "Marina" on Schedule 1 to the Loan Agreement (but shall specifically include the docks, racks, forklift, crane and high and dry located at such portion of the Mortgaged Property); and

                 (o) all licenses, permits, variances and certificates used in connection with the ownership, operation, use or occupancy of the Mortgaged Property (including, without limitation, business licenses, state health department licenses, food service licenses, liquor licenses, licenses to conduct business and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of the Mortgaged Property) (collectively, "Permits");

                 TO HAVE AND TO HOLD the above granted and described Mortgaged Property unto and to the use and benefit of Mortgagee, IN TRUST, WITH POWER OF SALE, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee;

                 PROVIDED, HOWEVER, these presents are upon the express condition that, if the Obligations shall be paid to Mortgagee at the time and in the manner provided in the Loan Agreement and this Mortgage and if Mortgagor shall abide by and comply with each and every covenant and condition set forth herein and in the other Loan Documents in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void;

                 AND Mortgagor represents and warrants to and covenants and agrees with Mortgagee as follows:

         1. Payment of Obligations and Incorporation of Covenants, Conditions and Agreements. Mortgagor will pay the Obligations pertaining to Mortgagor at the time and in the manner provided in the Loan Documents and in this Mortgage. All the covenants, conditions and agreements of Mortgagor contained in the Loan Documents are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein.

         2. Warranty of Title. Mortgagor warrants that Mortgagor has good, marketable and insurable fee simple title to the Land and Improvements and has the full power, authority and right to execute, deliver and perform its obligations under this Mortgage and to encumber, mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate the same and that Mortgagor possesses an unencumbered fee estate in the Land and the Improvements and that it owns the Mortgaged Property free and clear of all liens, encumbrances and charges whatsoever except as expressly set forth in paragraph "(g)" of the granting clauses hereof and except for those exceptions shown on Schedule B to the Title Insurance Policy insuring the lien of this Mortgage and that this Mortgage is and will remain a valid and enforceable first lien on and security interest in the Mortgaged Property (except as expressly set forth in paragraph "(g)" of the granting clauses), subject only to the Permitted Encumbrances. Mortgagor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same to Mortgagee against the claims of all persons whomsoever. All material Permits, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Mortgaged Property for the purposes to which it is presently used, have been obtained or are in the process of being obtained and, to the extent the same have been obtained, are in full force and effect (including, without limitation, any applicable liquor licenses). Mortgagor shall keep and maintain all Permits necessary for the operation of the Mortgaged Property for the purposes to which it is presently used.

         3. Insurance. (a) Mortgagor, at its sole cost and expense, will keep the Improvements and Equipment insured during the entire term of this Mortgage with the coverage and in the amounts required hereunder or under the Loan Agreement for the mutual benefit of Mortgagor and Mortgagee against loss or damage by fire and against loss or damage by other risks and hazards covered by a standard extended coverage insurance policy (including, without limitation, riot and civil commotion, vandalism, malicious mischief, burglary and theft on the "Special Form" (formerly an "All Risk" form)). Such insurance shall be in an amount (i) equal to at least the then full replacement cost of the Improvements and Equipment (exclusive of the cost of foundations and footings), without deduction for physical depreciation, and (ii) such that the insurer would not deem Mortgagor a co-insurer under said policies. The policies of insurance carried in accordance with this paragraph shall be paid annually in advance and shall contain the "Replacement Cost Endorsement" with a waiver of depreciation.

         (b) Mortgagor, at its sole cost and expense, for the mutual benefit of Mortgagor and Mortgagee, shall also obtain and maintain or cause to be obtained and maintained during the entire term of this Mortgage the following policies of insurance:

                 (i) Flood insurance if any part of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any amendment or successor act thereto) in an amount at least equal to the maximum limit of coverage available with respect to the Improvements and Equipment under said Act.

           (ii) Comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per occurrence of Two Million Dollars ($2,000,000).

           (iii) Business interruption insurance (including rental value) in an annual aggregate amount equal to the estimated gross revenues from the Leases of the Mortgaged Property, including, without limitation, the loss of all rents and additional rents payable by all of the lessees under the Leases (whether or not such Leases are terminable in the event of a fire or casualty), such insurance to cover losses for a period of at least one year after the date of the fire or casualty in question. The amount of such insurance shall be increased from time to time during the term of this Mortgage (but not more than once in any 12 month period) as and when the gross revenues from the Leases of the Mortgaged Property increase, including, without limitation, increases from new Leases and renewal Leases entered into in accordance with the terms of this Mortgage, to reflect all increased rent and increased additional rent payable by all of the lessees under such renewal Leases and all rent and additional rent payable by all of the lessees under such new Leases.

           (iv) Insurance against loss or damage from (x) leakage of sprinkler systems and (y) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Improvements (without exclusion for explosions), in an amount at least equal to the Loan Amount.

                 (v) Worker's compensation insurance coverage in amounts not less than statutory minimums for all persons employed by Mortgagor on the Mortgaged Property. Such worker's compensation insurance shall comply with all requirements of applicable local, state and federal law. Mortgagor shall also maintain or cause to be maintained "Employers Liability" insurance in amounts not less than required by statute, except as may be unrestricted by law; and

                 (vi) Such other insurance as may from time to time be reasonably required by Mortgagee in order to protect its interests.

         (c) All policies of insurance (the "Policies") required pursuant to Section 3(b) shall be issued by an insurer which has a claims paying ability rating of not less than "A" by Standard & Poor's Corporation plus an equivalent rating as established by one other nationally recognized statistical rating organization satisfactory to Mortgagee or A:V or better as to claims paying ability by AM Best, (ii) shall name Mortgagee as an additional insured and contain a standard noncontributory mortgagee clause naming Mortgagee (and/or such other party as may be designated by Mortgagee) as the party to which all payments made by such insurance company shall be paid, (iii) shall be maintained throughout the term of this Mortgage without cost to Mortgagee, (iv) shall contain such provisions as Mortgagee deems reasonably necessary or desirable to protect its interest (including, without limitation, endorsements providing that neither Mortgagor, Mortgagee nor any other party shall be a co-insurer under said Policies and that Mortgagee shall receive at least thirty
(30) days prior written notice of any modification, reduction or cancellation),
(v) shall contain a waiver of subrogation against Mortgagee and (vi) shall be reasonably satisfactory in form and substance to Mortgagee and reasonably approved by Mortgagee as to amounts, form, risk coverage, deductibles, loss payees and insureds. Mortgagor shall pay the premiums for such Policies as the same become due and payable. Copies of said Policies, certified as true and correct by Mortgagor, or certificates thereof, shall be delivered to Mortgagee. Not later than fifteen (15) days prior to the expiration date of each of the Policies, Mortgagor will deliver to Mortgagee satisfactory evidence of the renewal of each Policy. The insurance coverage required under Section 3(b) may be effected under a blanket policy or policies covering the Mortgaged Property and other property and assets not constituting a part of the Mortgaged Property; provided that any such blanket policy shall specify, except in the case of general liability insurance, the portion of the total coverage of such policy that is allocated exclusively to the Mortgaged Property, and any sublimits in such blanket policy applicable to the Mortgaged Property, which amounts shall not be less than the amounts required pursuant to Section 3(b) and which shall in any case comply in all other respects with the requirements of this Section 3.

         (d) If the Mortgaged Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Mortgagor shall give prompt notice thereof to Mortgagee.

                 (i) In case of loss covered by Policies, Mortgagee may either
         (A) jointly with Mortgagor settle and adjust any claim (unless at the time of the settlement of such claim a monetary Event of Default has occurred and is continuing, in which event Mortgagee may settle and adjust such claim without the consent of Mortgagor) or (B) allow Mortgagor to agree with the insurance company or companies on the amount to be paid upon the loss; provided, that as to any individual casualty, Mortgagor may adjust losses aggregating not in excess of $500,000 if such adjustment is carried out in a competent and timely manner, and provided that in any case Mortgagee shall and is hereby authorized to collect and receipt for any such insurance proceeds. The reasonable expenses incurred by Mortgagee in the adjustment and collection of insurance proceeds shall become part of the Obligations and be secured hereby and shall be reimbursed by Mortgagor to Mortgagee upon demand therefor.

                 (ii) In the event of any insured damage to or destruction of the Mortgaged Property or any part thereof (herein called an "Insured Casualty") where the aggregate amount of the loss, as reasonably determined by an independent insurance adjuster, is less than twenty-five percent (25%) of the Loan Amount, and if, in the reasonable judgment of Mortgagee, the Mortgaged Property can be restored within six (6) months of settlement of the claim to an economic unit not less valuable (including an assessment of the impact of the termination of any Leases due to such Insured Casualty) and not less useful than the same was prior to the Insured Casualty, and after such restoration will adequately secure the Obligations, or if Mortgagee otherwise elects to allow Mortgagor to restore the Mortgaged Property, then, if no Event of Default (as hereinafter defined) shall have occurred and be then continuing, the proceeds of insurance (after reimbursement of any reasonable expenses incurred by Mortgagee in connection with the collection of any applicable insurance proceeds) shall be made available to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to the Insured Casualty, as provided for below; and Mortgagor hereby covenants and agrees forthwith to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding; provided always, that Mortgagor shall pay all costs (and if required by Mortgagee, Mortgagor shall deposit the total thereof with Mortgagee in advance) of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of insurance made available pursuant to the terms hereof (the "Deficient Amount").

           (iii) Except as provided above, the proceeds of insurance collected upon any Insured Casualty shall be held in an Eligible Account by Mortgagee and shall, at the option of Mortgagee in its sole discretion, be applied to the payment of the Obligations as provided in Section 2.12(e) of the Loan Agreement (provided that any such prepayment shall be without prepayment penalty) or applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to the Insured Casualty, in the manner set forth below.

           (iv) In the event that proceeds of insurance (after reimbursement of any reasonable expenses incurred by Mortgagee in connection with the collection of any applicable insurance proceeds), if any, shall be made available to Mortgagor for the restoring, repairing, replacing or rebuilding of the Mortgaged Property, Mortgagor hereby covenants to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law and plans and specifications approved in advance by Mortgagee, such approval not to be unreasonably withheld or delayed. Mortgagor shall pay all costs (and if required by Mortgagee, Mortgagor shall deposit the total thereof with Mortgagee in advance) of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of insurance made available pursuant to the terms hereof.

           (v) In the event Mortgagor is entitled to reimbursement out of insurance proceeds held by Mortgagee, such proceeds shall be disbursed from time to time upon Mortgagee (or at Mortgagee's election, the Collateral Agent) being furnished with (A) evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding, (B) funds, or, at Mortgagee's option, assurances reasonably satisfactory to Mortgagee that such funds are available, sufficient in addition to the proceeds of insurance to complete the proposed restoration, repair, replacement and rebuilding, and (C) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Mortgagee may reasonably require and approve; and Mortgagee may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Mortgagee prior to commencement of work such approval not to be unreasonably withheld or delayed. All proceeds of rental or business interruption insurance shall be deposited into the Collection Account in accordance with Section 2.12(a) of the Loan Agreement. Mortgagee may retain a construction consultant to inspect such work and review Mortgagor's request for payments and Mortgagor shall, on demand by Mortgagee, reimburse Mortgagee for the reasonable fees and disbursements of such consultant. No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of Mortgagee, together with funds deposited for that purpose or irrevocably committed, to or with Mortgagee by or on behalf of Mortgagor for that purpose, shall be at least sufficient in the reasonable judgment of Mortgagee to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien. Any surplus which may remain out of insurance proceeds held by Mortgagee after payment of such costs of restoration, repair, replacement or rebuilding shall be paid to Mortgagor so long as no Event of Default has occurred and is continuing.

         (e) Mortgagor shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this paragraph; provided, however, that notwithstanding the foregoing, Mortgagor may carry insurance not required under this Mortgage if any such insurance affecting the Mortgaged Property shall be for the mutual benefit of Mortgagor and Mortgagee, as their respective interests may appear, and shall be subject to all other provisions of this paragraph.

         4. Payment of Taxes, etc. Subject to the provisions of Section 27 hereof and the applicable provisions of the Loan Agreement, Mortgagor shall pay all Impositions (including, without limitation, all taxes, assessments, water rates and sewer rents) now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof, and all ground rents, maintenance charges, other governmental impositions and other charges (including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land), now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof (the "Other Charges"), as the same become due and payable. Subject to the terms of the Loan Agreement, Mortgagor will deliver to Mortgagee evidence satisfactory to Mortgagee that the Impositions and Other Charges have been so paid or are not then delinquent no later than thirty (30) days following the date on which the Impositions and/or Other Charges would otherwise be delinquent if not paid. Mortgagor shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever (other than Permitted Encumbrances) which may be or become a lien or charge against the Mortgaged Property, and shall promptly pay for all utility services provided to the Mortgaged Property.

         5.      Condemnation.

         (a) Mortgagor shall promptly give Mortgagee written notice of the actual or threatened commencement of any proceeding for a Taking and shall deliver to Mortgagee copies of any and all papers served in connection with such proceedings. Mortgagee is hereby irrevocably appointed as Mortgagor's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any Condemnation Proceeds for said Taking. With respect to any compromise or settlement in connection with such proceeding, Mortgagee will jointly with Mortgagor compromise and reach settlement (unless at the time of such Taking a monetary Event of Default has occurred and is continuing, in which event Mortgagee may compromise and reach settlement without the consent of Mortgagor). Notwithstanding the foregoing provisions of this Section 5(a), Mortgagor is authorized to negotiate, compromise and settle, without participation by the Mortgagee, Condemnation Awards of up to $500,000 in connection with any Taking. Notwithstanding any Taking, Mortgagor shall continue to pay the Obligations at the time and in the manner provided for in the Note, in this Mortgage and the other Loan Documents and the Obligations shall not be reduced until any Condemnation Proceeds therefor shall have been actually received after expenses of collection and applied by Mortgagee to the discharge of the Obligations. Mortgagee shall not be limited to the interest paid on the Condemnation Proceeds by the condemning authority, but shall be entitled to receive out of the Condemnation Proceeds interest at the rate or rates provided in the Loan Documents.

         (b) Mortgagor shall cause the Condemnation Proceeds to be paid directly to Mortgagee as provided in Section 2.12(e) of the Loan Agreement. Except as otherwise provided in Section 5(c), Mortgagee may, in its sole discretion, apply any such Condemnation Proceeds to the reduction or discharge of the Obligations (whether or not then due and payable) provided that any such prepayment shall be without prepayment penalty. If Condemnation Proceeds in respect of such Taking are applied to the payment of the Obligations, Mortgagor shall be relieved of any duty to restore, repair, replace or rebuild the Mortgaged Property.

         (c) With respect to a Taking in part, which shall mean any Taking which does not render the Mortgaged Property physically or economically unsuitable in the reasonable judgment of Mortgagee for the use to which it was devoted prior to the Taking, Mortgagor shall cause the Condemnation Proceeds to be paid to Mortgagee to be applied to reimburse Mortgagor for the cost of repairing, replacing, restoring or rebuilding the Mortgaged Property as follows:

           (i) Provided that Condemnation Proceeds shall be made available to Mortgagor for the restoring, repairing, replacing or rebuilding of the Mortgaged Property, Mortgagor hereby covenants to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to the Taking, all to be effected in accordance with applicable law and plans and specifications approved in advance by Mortgagee, such approval not to be unreasonably withheld. Mortgagor shall pay all costs (and if required by Mortgagee, Mortgagor shall deposit the total thereof with Mortgagee in advance) of such restoring, repairing, replacing or rebuilding in excess of the Condemnation Proceeds made available pursuant to the terms hereof.

           (ii) The Condemnation Proceeds held by Mortgagee shall be held in an Eligible Account by Mortgagee and shall be disbursed from time to time upon Mortgagee (or at Mortgagee's election, the Collateral Agent) being furnished with (A) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding, (B) funds, or, at Mortgagee's option, assurances satisfactory to Mortgagee that such funds are available, sufficient in addition to the Condemnation Proceeds to complete the proposed restoration, repair, replacement and rebuilding, and (C) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Mortgagee may reasonably require and approve; and Mortgagee may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Mortgagee, which approval shall not be unreasonably withheld or delayed, prior to commencement of work. Mortgagee may retain a construction consultant to inspect such work and review Mortgagor's request for payments and Mortgagor shall, on demand by Mortgagee, reimburse Mortgagee for the reasonable fees and disbursements of such consultant. No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the construction work performed from time to time; funds other than Condemnation Proceeds shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of Mortgagee, together with funds deposited for that purpose or irrevocably committed to or with Mortgagee by or on behalf of Mortgagor for that purpose, shall be at least sufficient in the reasonable judgment of Mortgagee to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien. Any surplus which may remain out of Condemnation Proceeds held by Mortgagee after payment of such costs of restoration, repair, replacement or rebuilding shall be paid to Mortgagor so long as no Event of Default has occurred and is continuing.

         (d) If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by Mortgagee of any such Condemnation Proceeds, Mortgagee shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to have reserved in any Foreclosure decree a right to receive said award or payment, or a portion thereof sufficient to pay the Obligations. In no case shall any such application reduce or postpone any payments otherwise required pursuant to the Loan Agreement, other than the final payment on the Note.

          6. Leases and Rents. (a) Mortgagor does hereby absolutely and unconditionally assign to Mortgagee, Mortgagor's right, title and interest in all current and future Leases and Rents, it being intended by Mortgagor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment to Mortgagee shall not be construed to bind Mortgagee to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise impose any obligation upon Mortgagee. Mortgagor agrees to execute and deliver to Mortgagee such additional instruments, in form and substance satisfactory to Mortgagee, as may hereafter be requested by Mortgagee to further evidence and confirm such assignment. Nevertheless, subject to the terms of this paragraph, Mortgagee grants to Mortgagor a revocable license to operate and manage the Mortgaged Property and to collect the Rents. Any portion of the Rents held by Mortgagor shall be held in trust for the benefit of Mortgagee for use in the payment of the Obligations. Upon an Event of Default, the license granted to Mortgagor herein shall automatically be revoked, and Mortgagee shall immediately be entitled to possession of all Rents, whether or not Mortgagee enters upon or takes control of the Mortgaged Property. Mortgagee is hereby granted and assigned by Mortgagor the right, at its option, upon revocation of the license granted herein, to enter upon the Mortgaged Property in person, by agent or by court-appointed receiver to collect the Rents. Any Rents collected after the revocation of the license may be applied toward payment of the Obligations in such priority and proportions as Mortgagee in its discretion shall deem proper.

                 (b) Mortgagor shall not enter into any Leases (other than Leases providing for rental rates comparable to then-existing local market rates and terms and with conditions commercially reasonable and consistent with then- prevailing market terms and conditions) without the prior written consent of Mortgagee which consent shall not be unreasonably withheld or delayed, provided, that Mortgagee's consent shall be deemed to have been given if Mortgagee fails to reject or consent to a proposed lease within 10 business days' receipt thereof; and, further, provided, that no such consent shall be required with respect to Leases for space which constitute less than 5% of the net rentable square footage of any building or buildings that constitute a discrete project that comprises a portion of the Mortgaged Property (each such project, a "Project"). Mortgagor shall furnish Mortgagee with an abstract of the significant terms of each new Lease (whether or nor consent shall be required) at least five (5) business days' prior to the execution of such Lease, and Mortgagor shall furnish Mortgagee with executed copies of all Leases. Notwithstanding anything to the contrary in the foregoing sentences of this Section 6(b), during any period in which the Loan to Value Ratio shall equal or exceed 80%, Mortgagor shall not enter into any Leases without the prior written consent of Mortgagee. All renewals (except pursuant to the terms of Leases then in effect) or amendments of Leases shall provide for rental rates comparable to then-existing local market rates and terms and conditions commercially reasonable and consistent with then-prevailing market terms and conditions. All renewals (except pursuant to the terms of Leases then in effect) or amendments of Leases which do not satisfy the requirements of the preceding sentence shall be subject to the prior approval of Mortgagee, not to be unreasonably withheld or delayed, provided, that any such renewal or amendment shall be deemed approved if Mortgagee fails to approve or disapprove any such renewal or amendment within 10 business days' receipt thereof by Mortgagee. All Leases executed after the date hereof shall provide that they are subordinate to this Mortgage and that the lessee agrees to attorn to Mortgagee. Mortgagee agrees, upon the request of any tenant under a Lease for space in excess of 5% of the net rentable square footage of a Project, to execute and deliver a non-disturbance agreement in form reasonably satisfactory to Mortgagee; and Mortgagee shall not unreasonably refuse to execute and deliver such a nondisturbance agreement, upon Mortgagor's request, with respect to any tenant under a Lease for 5% or less of the net rentable square footage of a Project. Mortgagor (i) shall observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Obligations;
(ii) shall promptly send copies to Mortgagee of all notices of default which Mortgagor shall send or receive thereunder; (iii) shall enforce all of the material terms, covenants and conditions contained in the Lease upon the part of the lessee thereunder to be observed or performed, short of termination thereof; (iv) shall not collect any of the Rents more than one (1) month in advance; (v) shall not execute any other assignment of lessor's interest in the Leases or Rents; (vi) shall not alter, modify or change the terms of the Leases without the prior written consent of Mortgagee (which consent shall not be unreasonably withheld or delayed, and provided that if Mortgagee fails to grant or withhold its consent within ten (10) business days of Mortgagee's receipt of Mortgagor's written request for consent, Mortgagee shall be deemed to have granted its consent to such alteration, modification or change), or, except if Tenant is in default thereunder, cancel or terminate the Leases or accept a surrender thereof; (vii) shall not convey or transfer or suffer or permit a conveyance or transfer of the Mortgaged Property or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder; (viii) shall not alter, modify or change the terms of any guaranty of the Leases or cancel or terminate such guaranty without the prior written consent of Mortgagee; and (ix) shall not consent to any assignment of or subletting under the Leases not in accordance with their terms, without the prior written consent of Mortgagee, which shall not be unreasonably withheld or delayed, and provided that if Mortgagee fails to grant or withhold its consent within ten (10) business days of Mortgagee's receipt of Mortgagor's written request for consent, Mortgagee shall be deemed to have granted its consent to such assignment or subletting. The provisions of the foregoing clauses (i), (vi), (viii) and (ix) shall not be applicable to leases for space which constitutes 5% or less of the net rentable square footage of a Project.

         (c) Following the occurrence and during the continuance of any Event of Default, Mortgagor shall, upon Mortgagee's request, if permitted by any applicable Legal Requirements, turn over to Mortgagee the security deposits (and any interest theretofore earned thereon) with respect to all or any portion of the Mortgaged Property, to be held by Mortgagee subject to the terms of the Leases.

         (d) Mortgagor represents, warrants and where applicable, covenants that:

                 (i) Mortgagor has good title to the Leases and Rents hereby assigned and authority to assign them, and no other person or entity has any right, title or interest therein;

                 (ii) Mortgagor has, or within sixty (60) days of the date hereof will have, delivered to Mortgagee true correct and complete copies of all leases to which Mortgagor is a party or successor-in-interest and otherwise to the extent in Mortgagor's possession, affecting all or any portion of the Mortgaged Property, including all amendments and modifications existing as of the date hereof;

                 (iii) Mortgagor has not executed or entered into any material modifications or amendments of any of the Leases other than written modifications or amendments that have been disclosed to Mortgagee in writing;

                 (iv) except as provided herein, no Rents or Leases have been or will be assigned, mortgaged or pledged by Mortgagor;

                  (v) no Rents have been or will be anticipated, waived, released, discounted, set-off or compromised except in the ordinary course of Mortgagor's business and in accordance with reasonable commercial practice; and

                 (vi) Mortgagor has not received or accepted any payments or installments of Rents under any leases more than one (1) month in advance except for security deposits.

         (e) To the fullest extent permitted by applicable law, Mortgagor hereby indemnifies and holds Mortgagee harmless from all liability, damage or expense imposed on or incurred by Mortgagee from any claims under the Leases, including, without limitation, any claims by Mortgagor with respect to payments of Rents made directly to Mortgagee during the continuation of an Event of Default and claims by tenants for security deposits or for rental payments more than one (1) month in advance and not delivered to Mortgagee, but excluding any liability, loss or damage which may be incurred by Mortgagee by reason of Mortgagee's gross negligence or intentional misconduct following an Event of Default and exercise by Mortgagee of its rights pursuant hereto or pursuant to the Leases. All amounts indemnified against hereunder, including reasonable attorneys' fees, if paid by Mortgagee shall bear interest at the Default Rate and shall be payable by Mortgagor immediately upon demand and shall be secured hereby.

         (f) Upon request by Mortgagee, Mortgagor shall deliver to Mortgagee a copy of the executed originals of all Leases and after an Event of Default executed originals thereof.

         (g) Mortgagor hereby authorizes and directs the tenants under the Leases to pay Rents to Mortgagee upon written demand by Mortgagee provided such demand shall be given only if an Event of Default exists, without further consent of Mortgagor, and the tenants may rely upon any such written statement delivered by Mortgagee to the tenants. Any such payment to Mortgagee shall constitute payment to Mortgagee under the applicable Leases.

         7. Maintenance of Mortgaged Property. Mortgagor shall cause the Mortgaged Property to be maintained in a good and safe condition and repair. The Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement in the ordinary course of business of the Equipment or pursuant to Leases in effect from time to time) without the consent of Mortgagee which shall not unreasonably be withheld or delayed. Subject to the provisions of Section 27, Mortgagor shall promptly comply with all Legal Requirements. Mortgagor shall or shall cause its tenants to promptly repair, replace or rebuild any part of the Mortgaged Property that becomes damaged, worn or dilapidated and Mortgagor shall or shall cause its tenants to complete and pay for any structure at any time in the process of construction or repair on the Land. Mortgagor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Mortgaged Property or any part thereof without consent of Mortgagee which shall not be unreasonable withheld or delayed. If under applicable zoning provisions the use of all or any portion of the Mortgaged Property is or shall become a nonconforming use, Mortgagor will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Mortgagee. Mortgagor shall not
(i) change the use of the Land in any material respect, (ii) permit or suffer to occur any waste on or to the Mortgaged Property or to any portion thereof or
(iii) take any steps whatsoever to convert the Mortgaged Property, or any portion thereof, to a condominium or cooperative form of management.

         8. Transfer or Encumbrance of the Mortgaged Property. (a) Mortgagor acknowledges that Mortgagee has examined and relied on the creditworthiness and experience of Mortgagor in owning and operating properties such as the Mortgaged Property in agreeing to make the Loan secured hereby, and that Mortgagee will continue to rely on Mortgagor's ownership of the Mortgaged Property as a means of maintaining the value of the Mortgaged Property as security for repayment of the Obligations. Mortgagor acknowledges that Mortgagee has a valid interest in maintaining the value of the Mortgaged Property so as to ensure that, should Mortgagor default in the repayment of the Obligations, Mortgagee can recover the Obligations by a sale of the Mortgaged Property. Mortgagor shall not, without the prior written consent of Mortgagee, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Mortgaged Property or any part thereof, or permit the Mortgaged Property or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred.

         (b) A sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer within the meaning of this Section 8 shall be deemed to include (i) an installment sales agreement wherein Mortgagor agrees to sell the Mortgaged Property or any part thereof for a price to be paid in installments; (ii) an agreement by Mortgagor leasing all or a substantial part of the Mortgaged Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgagor's right, title and interest in and to any Leases or any Rents; and
(iii) a transfer of a direct or indirect ownership interest or voting right in the Borrower that would cause a Change of Control to occur.

         (c) Subject to the provisions of the Loan Agreement, Mortgagee may predicate its decision to grant or withhold consent hereunder on Mortgagee's satisfaction, in its sole and absolute discretion, with all relevant factors (including, without limitation, the creditworthiness of the proposed transferee and such proposed transferee's management experience), and, in the case of any transfer of title to the Mortgaged Property, upon the execution of an assumption agreement in form and substance acceptable to Mortgagee and the payment of all costs and expenses incurred by Mortgagee in connection with the assumption (including, without limitation, reasonable attorneys' fees). Mortgagee shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Obligations immediately due and payable upon

Mortgagor's sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property without Mortgagee's consent. Except as provided in the Loan Agreement, this provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property regardless of whether voluntary or not, or whether or not Mortgagee has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property.

         (d) Mortgagee's consent to one sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property shall not be deemed to be a waiver of Mortgagee's right to require such consent to any future occurrence of same. Except as provided in the Loan Agreement, any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property made in contravention of this paragraph shall be null and void and of no force and effect.

         (e) Mortgagor agrees to bear and shall pay or reimburse Mortgagee on demand for all reasonable expenses (including, without limitation, reasonable attorney's fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Mortgagee in connection with the review, approval and documentation of any such sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer.

         (f) Notwithstanding anything in this Section 8 to the contrary, Mortgagor shall have the right to secure releases of portions of the Mortgaged Property from the Liens and security interests of this Mortgage and the other Loan Documents upon payment of the Release Prices specified, and otherwise in accordance with the terms and conditions set forth, in Section 2.11 of the Loan Agreement.

         9. Changes in the Laws Regarding Taxation. If any law is enacted or adopted or amended after the date of this Mortgage which deducts the Obligations from the value of the Mortgaged Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Obligations or Mortgagee's interest in the Mortgaged Property, Mortgagor will pay such tax, with interest and penalties thereon, if any. In the event Mortgagee is advised by counsel chosen by it that the payment of such tax or interest and penalties by Mortgagor would be unlawful or taxable to Mortgagee or unenforceable or provide the basis for a defense of usury, then in any such event, Mortgagee shall have the option, by written notice of not less than ninety (90) days, to declare the Obligations immediately due and payable.

         10. No Credits on Account of the Obligations. Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Obligations for any part of the Impositions or Other Charges assessed against the Mortgaged Property, or any part thereof.

         11. Documentary Stamps. If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Mortgage, or impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any.

         12. Controlling Agreement. It is expressly stipulated and agreed to be the intent of Mortgagor and, Mortgagee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Mortgagee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this section shall control every other covenant and agreement in this Mortgage and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Obligations, or if Mortgagee's exercise of the option to accelerate the maturity of the Note, or if any prepayment by Mortgagor results in Mortgagor having paid any interest in excess of that permitted by applicable law, then it is Mortgagor's and Mortgagee's express intent that all excess amounts theretofore collected by Mortgagee shall be credited on the principal balance of the Note and all other Obligations (or, if the Note and all other Obligations have been or would thereby be paid in full, refunded to Mortgagor), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Mortgagee for the use, forbearance, or detention of the Obligations shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Obligations until payment in full so that the rate or amount of interest on account of the Obligations does not exceed the maximum rate of interest permitted by law from time to time in effect and applicable to the Obligations for so long as the Obligations are outstanding.

         13. Books and Records. Mortgagor will maintain full and accurate books of accounts and other records reflecting the results of the operations of the Mortgaged Property and will furnish, or cause to be furnished, to Mortgagee such information with respect to the operation of the Mortgaged Property as the Mortgagee from time to time reasonably may request, all in accordance with the provisions of the Loan Agreement.

         14. Performance of Other Agreements. Mortgagor shall observe and perform in all material respects the terms to be observed or performed by Mortgagor under any agreement or recorded instrument affecting or pertaining to the Mortgaged Property the failure to perform which would have a material adverse effect. Mortgagor shall defend, at its own cost and expense, and hold Mortgagee harmless from, any proceeding, liability or claim by any third party in any way relating to the Mortgaged Property except for any claim, proceeding or liability caused by the gross negligence or intentional misconduct of Mortgagee. All reasonable costs and expenses incurred by Mortgagee in protecting the security and lien interests created hereunder, including all court costs and reasonable attorneys' fees disbursements and expenses, shall be borne by Mortgagor (except for costs and expenses incurred as a result of the gross negligence or intentional misconduct of Mortgagee). The provisions of this Section 14 shall survive the payment in full of the Obligations and the release of this Mortgage as to events occurring and causes of action arising before such payment and release.

         15. Further Acts, etc. Mortgagor will, at the cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, deeds of trust, assignments, notices of assignment, Uniform Commercial

Code financing statements or continuation statements, transfers and assurances as Mortgagee shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee and the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, warranted, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage. Mortgagor, on demand, will execute and deliver and, Mortgagor hereby authorizes Mortgagee to execute in the name of Mortgagor or without the signature of Mortgagor to the extent Mortgagee may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Mortgagee in the Mortgaged Property. Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising the rights provided for in this Section 15. Mortgagor shall defend, at its own cost and expense, and hold Mortgagee harmless from, any proceeding, liability or claim by any third party in any way relating to the Mortgaged Property except for any claim, proceeding or liability caused by the gross negligence or intentional misconduct of Mortgagee. All reasonable costs and expenses incurred by Mortgagee in protecting the security and lien interests created hereunder, including all court costs and reasonable attorneys' fees, disbursements and expenses, shall be borne by Mortgagor (except for costs and expenses incurred as a result of the gross negligence or intentional misconduct of Mortgagee). The provisions of this Section 15 shall survive the payment in full of the Obligations and the release of this Mortgage as to events occurring and causes of action arising before such payment and release.

         16. Recording of Mortgage, etc. Mortgagor forthwith upon the execution and delivery of this Mortgage and thereafter, from time to time, will cause this Mortgage, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Mortgagee in, the Mortgaged Property. Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance (other than income or franchise taxes imposed on Mortgagee), except where prohibited by law so to do. Mortgagor shall hold harmless and indemnify Mortgagee and its respective successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Mortgage.

         17. Reporting Requirements. Mortgagor agrees to give prompt notice to Mortgagee of the insolvency or bankruptcy filing of Mortgagor.

         18. Events of Default. The term "Event of Default" as used herein shall mean the occurrence or happening, at any time and from time to time, of an Event of Default under the Loan

Agreement as a result of which Mortgagee may, pursuant to the Loan Agreement, exercise its rights and remedies against Mortgagor and/or the Mortgaged Property.

         19. Late Payment Charge. If any portion of the Obligations is not paid within ten (10) days after the date on which it is due, Mortgagor shall pay to Mortgagee upon demand an amount equal to the lesser of five percent (5%) of such unpaid portion of the Obligations or the maximum amount permitted by applicable law, to defray the expense incurred by Mortgagee in handling and processing such delinquent payment and to compensate Mortgagee for the loss of the use of such delinquent payment, and such amount shall be secured by this Mortgage.

         20. Right to Cure Defaults. Upon the occurrence of any Event of Default, Mortgagee may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, cure the default giving rise to the Event of Default in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. Mortgagee is authorized to enter upon the Mortgaged Property for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in the Mortgaged Property or to foreclose this Mortgage or collect the Obligations, and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by law), with interest at the Default Rate for the period after notice from Mortgagee that such cost or expense was incurred to the date of payment to Mortgagee, shall constitute a portion of the Obligations, shall be secured by this Mortgage and shall be due and payable to Mortgagee upon demand therefor.

         21. Remedies. (a) Upon the occurrence of any Event of Default, Mortgagee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, by Mortgagee itself or otherwise, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, subject to the provisions of Section 49, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

         (i) declare the entire principal amount of the indebtedness secured hereby with interest accrued thereon to be immediately due and payable;

         (ii) institute a proceeding or proceedings, judicial or nonjudicial, by advertisement or otherwise, for the complete foreclosure of this Mortgage in which case the Mortgaged Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner in accordance with the laws of the jurisdiction in which such Mortgaged Property is located;

         (iii) with or without entry, to the extent permitted, and pursuant to the procedures provided by, applicable law, institute proceedings for the foreclosure of this Mortgage for the Obligations then due and payable subject to the continuing lien of this Mortgage, in accordance with the laws of the jurisdiction in which such Mortgaged Property is located, for the balance of the Obligations not then due;

         (iv) sell for cash or upon credit the Mortgaged Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to the power of sale contained herein or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by the laws of the jurisdiction in which such Mortgaged Property is located;

         (v) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in the other Loan Documents;

         (vi) subject to Section 49 hereof, recover judgment on the Note either before, during or after any proceedings for the enforcement of this Mortgage;

         (vii) apply for the appointment of a receiver, liquidator or conservator of the Mortgaged Property, without notice and without regard for the adequacy of the security for the Obligations and without regard for the solvency of Mortgagor or of any person, firm or other entity liable for the payment of the Obligations;

         (viii) enforce Mortgagee's interest in the Leases and Rents and enter into or upon the Mortgaged Property, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, and thereupon Mortgagee may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct the business thereat; (B) complete any construction on the Mortgaged Property in such manner and form as Mortgagee deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property; (D) exercise all rights and powers of Mortgagor with respect to the Mortgaged Property, whether in the name of Mortgagor or otherwise (including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues profits and other income of the Mortgaged Property and every part thereof); and (E) apply the receipts from the Mortgaged Property to the payment of the Obligations, after deducting therefrom all expenses (including, without limitation, reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of Mortgagee and its respective counsel, agents and employees;

         (ix) require Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Mortgaged Property occupied by Mortgagor and require Mortgagor to vacate and surrender possession to Mortgagee of the Mortgaged Property or to such receiver and, in default thereof, evict Mortgagor by summary proceedings or otherwise; or

         (x) pursue such other rights and remedies as may be available at law or in equity or under the Uniform Commercial Code including the right to establish a lock box for all Rents and other receivables of Mortgagor relating to the Mortgaged Property.

In the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien on the remaining portion of the Mortgaged Property.

         (b)     The proceeds of any sale made under or by virtue of this
Section 21, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this section or otherwise, shall be applied by Mortgagee in accordance with the provisions of the Loan Agreement.

         (c) Upon any sale made under or by virtue of this Section 21, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, (i) it shall not be necessary for Mortgagee to be physically present at or to have constructive possession of the Mortgaged Property (Mortgagor shall deliver to Mortgagee any portion of the Mortgaged Property not actually or constructively possessed by Mortgagee immediately upon demand by Mortgagee), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if Mortgagee had been actually present and delivered to purchaser at such sale, (ii) Mortgagee is hereby irrevocably appointed the true and lawful attorney of Mortgagor, in Mortgagor's name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereby, it being agreed that such power of attorney shall be coupled with an interest, (iii) each instrument of conveyance executed by Mortgagee shall contain a general warranty of title, binding upon Mortgagor,
(iv) each recital contained in any instrument of conveyance made by Mortgagee shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Obligations, advertisement and conduct of such sale in the manner provided herein and otherwise by law, (v) any prerequisites to the validity of such sale shall be conclusively presumed to have been performed, (vi) the receipt of Mortgagee or other party making the sale shall be a sufficient discharge to the purchaser or purchasers for his or their purchase money and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof, and (vii) to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Obligations the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.

         (d) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect in any manner or to any extent the lien of this Mortgage upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

         (e) Mortgagee may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this
Section 21 at any time before the conclusion thereof, as determined in Mortgagee's sole discretion and without prejudice to Mortgagee.

         (f) Mortgagee may resort to any remedies and the security given by this Mortgage or the other Loan Documents in whole or in part, and in such portions and in such order as determined by Mortgagee's sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by this Mortgage or the other Loan Documents. The failure of Mortgagee to exercise any right, remedy or option provided in this Mortgage or the other Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by this Mortgage or the other Loan Documents. No acceptance by Mortgagee of any payment after the occurrence of any Event of Default and no payment by Mortgagee of any obligation for which Mortgagor is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Mortgagor, or Mortgagor's liability to pay such obligation. No sale of all or any portion of the Mortgaged Property, no forbearance on the part of Mortgagee, and no extension of time for the payment of the whole or any portion of the Obligations or any other indulgence given by Mortgagee to Mortgagor, shall operate to release or in any manner affect the interest of Mortgagee in the remaining Mortgaged Property or, subject to the provisions of Section 49, the liability of Mortgagor to pay the Obligations. No waiver by Mortgagee shall be effective, unless it is in writing and then only to the extent specifically stated. No right, power or remedy, including, without limitation, remedies with respect to any security for the Note, conferred upon or reserved to Mortgagee by this Mortgage or any other Loan Document is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under any other Loan Document, now or hereafter existing at law, in equity or by statute, and Mortgagee shall be entitled to resort to such rights, powers, remedies or security as Mortgagee shall in its sole and absolute discretion deem advisable.

         (g) The interests and rights of Mortgagee under this Mortgage or the other Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Mortgagee may grant with respect to any of the Obligations, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Mortgagee may grant with respect to the Mortgaged Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Obligations.

         (h) Mortgagor agrees to the full extent permitted by law that if an Event of Default occurs, neither Mortgagor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or any portion thereof or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Mortgagor for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully do so, (i) the benefit of all such laws, (ii) all notices of any Event of Default or of Mortgagee's election to exercise or actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (iii) any and all right to have the assets comprising the Mortgaged Property marshaled upon any foreclosure of the lien hereof, and Mortgagor agrees that Mortgagee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety.

         22. Right of Access. Mortgagee and its agents shall have the right to enter and inspect the Mortgaged Property as provided in Section 5.1(K) of the Loan Agreement.

         23. Reasonable Use and Occupancy. In addition to the rights which Mortgagee may have herein, upon the occurrence of any Event of Default which shall remain uncured, Mortgagee, at its option, may require Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Mortgaged Property as may be occupied by Mortgagor or may require Mortgagor to vacate and surrender possession of the Mortgaged Property to Mortgagee or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise.

         24. Security Agreement. This Mortgage is both a real property mortgage/deed of trust and a "security agreement" within the meaning of the Uniform Commercial Code. The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Mortgaged Property. Mortgagor by executing and delivering this Mortgage has granted and hereby grants to Mortgagee, as security for the Obligations, a security interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the Uniform Commercial Code (said portion of the Mortgaged Property so subject to the Uniform Commercial Code being called in this paragraph the "Collateral"). Mortgagor hereby agrees with Mortgagee to execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may from time to time, reasonably consider necessary to create, perfect, and preserve Mortgagee's security interest herein granted. Mortgagor shall keep all of its Equipment now held or subsequently acquired by it at the location specified on Exhibit A hereto, unless Mortgagor shall have given to Mortgagee prior written notice thereof and shall have in advance of such establishment of a new location executed and caused to be filed and/or delivered to Mortgagee any additional financing statements or other documents required by Mortgagee in order to perfect, protect and preserve Mortgagee's security interest with respect to any Equipment described or referred to herein, all in form and substance satisfactory to Mortgagee. This Mortgage shall also constitute a "fixture filing" for the purposes of the Uniform Commercial Code. All or part of the Mortgaged Property is or is to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Mortgage. If an Event of Default shall occur which shall remain uncured, Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise, immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, (including, without limitation, the right to take possession of the Collateral or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral). Upon request or demand of Mortgagee, Mortgagor shall at its expense assemble the Collateral and make it available to Mortgagee, at a convenient place acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand therefor any and all expenses (including, without limitation, reasonable legal expenses and attorneys' fees) incurred or paid by Mortgagee, in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral sent to Mortgagor in accordance with the provisions of the Loan Agreement at least ten (10) Business Days prior to such action or such notice as is otherwise required by law or the Loan Agreement, shall constitute commercially reasonable notice to Mortgagor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Mortgagee to the payment of the Obligations in such priority and proportions as required by the Loan Agreement. In the event of any change in name, identity or structure of Mortgagor, Mortgagor shall notify Mortgagee thereof and, promptly after request, shall execute, file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Mortgagee's and lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Mortgagee shall require the filing or recording of additional Uniform Commercial Code forms or continuation statements, Mortgagor shall, promptly after request, execute, file and record such Uniform Commercial Code forms or continuation statements as Mortgagee shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Mortgagor's obligations under this Mortgage or the other Loan Documents. Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financial or other statements signed only by Mortgagee, as secured party, in connection with the Collateral covered by this Mortgage.

         25. Actions and Proceedings. Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its reasonable discretion, decides should be brought to (a) protect its interest under this Mortgage in the Mortgaged Property, (b) prevent any impairment of the Mortgaged Property by any acts which may be unlawful or any violation of this Mortgage or (c) restrain the enforcement of or compliance with any legislation or other legal requirement that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Mortgagee's interest. Mortgagee shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the Obligations, and any such subrogation rights shall constitute additional security for the payment of the Obligations.

         26. Waiver of Setoff and Counterclaim. Except as may be permitted under the Loan Agreement, all amounts due under this Mortgage, the Note and the other Loan Documents shall be payable without setoff, counterclaim or any deduction whatsoever. Except as may be permitted under the Loan Agreement, Mortgagor hereby waives the right to assert a counterclaim in any action or proceeding brought against it by Mortgagee, or arising out of or in any way connected with this Mortgage and the other Loan Documents, or the Obligations.

         27.     Contest of Certain Claims. Notwithstanding the provisions of
Section 4 and Section 7, Mortgagor shall not be in default for failure to pay or discharge Impositions, Other Charges or mechanic's or materialman's lien asserted against the Mortgaged Property or for failure to comply with any Legal Requirement if, and so long as, (a) Mortgagor shall have notified Mortgagee of same within ten (10) business days of obtaining knowledge thereof; (b) Mortgagor shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Mortgaged Property or any part thereof, to satisfy the same; (c) unless funds are otherwise reserved, Mortgagor shall furnish to Mortgagee a cash deposit, or an indemnity bond satisfactory to Mortgagee with a surety reasonably satisfactory to Mortgagee, in the amount of the Impositions, Other Charges, or mechanic's or materialman's lien claim or penalties or fines relating to the failure to comply with any Legal Requirement, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Mortgaged Property or any part thereof; (d) Mortgagor shall timely upon final determination thereof pay the amount of any such Impositions, Other Charges, claim, fine or penalty so determined, together with all costs, interest and penalties which may be payable in connection therewith; (e) the failure to pay the Impositions, Other Charges or mechanic's or materialman's lien claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Mortgaged Property; and (f) notwithstanding the foregoing, Mortgagor shall immediately upon request of Mortgagee pay (and if Mortgagor shall fail so to do, Mortgagee may, but shall not be required to, pay or cause to be discharged or bonded against) any such Impositions, Other Charges or claim notwithstanding such contest, if in the reasonable opinion of Mortgagee, the Mortgaged Property or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, cancelled or lost. Mortgagee may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the reasonable judgment of Mortgagee, the entitlement of such claimant is conclusively established.

         28. Recovery of Sums Required to Be Paid. Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Obligations as the same become due and owing, without regard to whether or not the balance of the Obligations shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

         29. Marshalling, Waiver of Redemption and Other Matters. Mortgagor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Mortgaged Property or any part thereof or any interest therein. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor, and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law.

         30. Hazardous Substances. Mortgagor shall comply with all provisions of the Loan Documents relating to Environmental Laws, Environmental Claims and Hazardous Substances.

         31. Handicapped Access. (a) Mortgagor agrees that the Mortgaged Property shall at all times comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto (including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities) (collectively, the "Access Laws"), except for violations that are not reasonably like to result in a Material Adverse Effect.

         (b) Notwithstanding any provisions set forth herein (including the provisions of Section 7) or in any other document regarding Mortgagee's approval of alterations of the Mortgaged Property, Mortgagor shall not alter the Mortgaged Property in any manner which would materially increase Mortgagor's responsibilities for compliance with the applicable Access Laws without the prior written approval of Mortgagee which approval shall not unreasonably be withheld provided that Mortgagor can demonstrate the availability of funding sources adequate to comply with such requirements. The foregoing shall apply to tenant improvements constructed by Mortgagor or by any of its tenants. Mortgagee may condition any such approval upon receipt from Mortgagor of a certificate of Access Law compliance from an architect, engineer, or other person acceptable to Mortgagee or other reasonably satisfactory evidence of compliance.

         (c) Mortgagor agrees to give prompt notice to Mortgagee of the receipt by Mortgagor of any complaints related to violations of any Access Laws received from governmental authorities or involving a threat of litigation and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

         (d) Mortgagor shall protect, defend, indemnify and save harmless Mortgagee from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), imposed upon or incurred by or asserted against Mortgagee by reason of any failure of the Mortgaged Property to comply with any Access Laws.

         32. Notice. All notices, demands, statements, requests or consents (collectively, "notices") made hereunder shall be in writing and given in the manner specified in the Loan Agreement.

         33. Waiver of Notice. Mortgagor shall not be entitled to any notices of any nature whatsoever from Mortgagee except with respect to matters for which this Mortgage or any other Loan Document specifically and expressly provides for the giving of notice by Mortgagee to Mortgagor and except with respect to matters for which Mortgagee is required by applicable law to give notice, and Mortgagor hereby expressly waives the right to receive any notice from Mortgagee with respect to any matter for which this Mortgage or any other Loan Document does not specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor.

         34. Remedies of Mortgagor. In the event that a claim or adjudication is made that Mortgagee or its agents have unreasonably delayed acting in any case where by law or under this Mortgage or the other Loan Documents, Mortgagee or such agent, as the case may be, has an obligation to act promptly, Mortgagor agrees that none of Mortgagee or its agents shall be liable for any monetary damages, and Mortgagor's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment.

         35. Sole Discretion of Mortgagee. Wherever pursuant to this Mortgage, Mortgagee exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Mortgagee, the decision of Mortgagee to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Mortgagee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

         36. Non-Waiver. The failure of Mortgagee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Mortgagor shall not be relieved of Mortgagor's Obligations hereunder by reason of (a) the failure of Mortgagee to comply with any request of Mortgagor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the other Loan Documents, (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or of any person liable for the Obligations or any portion thereof, or (c) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of this Mortgage or the other Loan Documents. Mortgagee may resort for the payment of the Obligations to any other security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect. Mortgagee may take action to recover the Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclosure this Mortgage. The rights and remedies of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

         37. No Oral Change. This Mortgage, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

         38. Successors and Assigns. Subject to the provisions hereof requiring Mortgagee's consent to any transfer of the Mortgaged Property, this Mortgage shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns forever.

         39. Severability. If any term, covenant or condition of this Mortgage or the Loan Documents is held to be invalid, illegal or unenforceable in any respect, this Mortgage and any such other Loan Document shall be construed without such provision.

         40. Headings, etc. The headings and captions of various paragraphs of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

         41. Duplicate Originals. This Mortgage may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

         42. Definitions; Interpretation. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor and any subsequent owner or owners of the Mortgaged Property or any part thereof or any interest therein," the word "Mortgagee" shall mean "Mortgagee and any subsequent holder of the Note," the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property and any interest therein and the words "attorneys' fees" shall include any and all attorneys' fees, paralegal and law clerk fees (including, without limitation, fees at the pre-trial, trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Mortgaged Property and Collateral and enforcing its rights hereunder). Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. If, and to the extent that, any provision of this Mortgage shall conflict or be inconsistent with a provision contained in the Loan Agreement, then, unless this Mortgage shall expressly provide that this Mortgage shall control notwithstanding any other Loan Document to the contrary, the Loan Agreement provision shall control.

         43. Homestead. Mortgagor hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Land as against the collection of the Obligations, or any part hereof.

         44. Assignments. Consistent with the applicable provisions of the Loan Agreement, Mortgagee shall have the right to assign or transfer its rights under this Mortgage without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Mortgagee under this Mortgage.

         45. Waiver of Jury Trial. MORTGAGOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTE, THIS MORTGAGE, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MORTGAGOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. MORTGAGEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MORTGAGOR.

         46. Governing Law. The Loan Agreement and the Note provide that they are governed by, and construed and enforced in accordance with, the laws of the State of New York. This Mortgage shall also be construed under and governed by the laws of the State of New York.

Notwithstanding the parties' choice of New York law, however, (i) the terms and provisions of this Mortgage pertaining to the priority, enforcement or realization by Mortgagee of its respective rights and remedies under this Mortgage with respect to the Mortgaged Property shall be governed and construed and enforced in accordance with the internal law of the state in which the Land is located (the "State") without giving effect to the conflicts-of-law rules and principles of the State; (ii) Mortgagor agrees that to the extent deficiency judgments are available under the laws of the State after a foreclosure (judicial or nonjudicial) of the Mortgaged Property, or any portion thereof, or any other realization thereon by Mortgagee, Mortgagee shall have the right to seek such a deficiency judgment against Mortgagor in the State; and (iii) Mortgagor agrees that if Mortgagee obtains a deficiency judgment in another state, then Mortgagee shall have the right to enforce such judgment in the State to the extent permitted under the laws of the State, as well as in other states. Any reference to "days" in this Mortgage shall mean "calendar days."

         47. Time of Essence. Time is of the essence of this Mortgage and of every part hereof of which time is an element.

         48. Statute of Limitations. To the fullest extent allowed by law, the right to plead, use or assert any statute of limitations as a plea or defense or bar of any kind, or for any purpose, to any debt, demand or obligation secured or to be secured hereby, or to any complaint or other pleading or proceeding filed, instituted or maintained for the purpose of enforcing this Mortgage or any rights hereunder, is hereby waived by Mortgagor.

         49. Non-Recourse. The provisions of this Mortgage are subject to the provisions of Section 8.24 of the Loan Agreement which are incorporated herein in reference as if herein set forth in full.

         50. Future Advances. This Mortgage shall also secure any additional sum or sums advanced by the then holder of the Note to the then owner of the Mortgaged Property at any time within twenty (20) years from the date of this Mortgage, with interest thereon at the rate agreed upon at the time of each additional loan or advance. Any such future advances shall be added to and constitute a part of the Obligations secured by this Mortgage to the same extent as if made contemporaneously with the execution of this Mortgage, and will be subject to all of the terms and provisions of this Mortgage, whether or not such additional loan or advance is evidenced by a promissory note of the borrower and whether or not identified by a recital that is secured by this Mortgage, provided however, that the aggregate amount of principal indebtedness outstanding at any one time and secured by this Mortgage shall not exceed the sum of $150,000,000. The provisions of this Section 50 shall apply regardless of whether any such advance is characterized as obligatory or discretionary, but nothing contained in this Section is intended or shall be construed to obligate the Mortgagee to make any additional loans or advances.

   Mortgagor has executed this instrument the day and year first above written.

                                          MORTGAGOR:

WITNESSES:                                ECHELON INTERNATIONAL CORPORATION,
                                          a Florida corporation



---------------------------------         By:
Name:                                        ---------------------------------
                                          Name: Larry J. Newsome
                                          Title: Senior Vice President
                                          Address: One Progress Plaza
                                                   St. Petersburg, Florida 35701


---------------------------------
Name:

                                 ACKNOWLEDGMENT


STATE OF NEW YORK            )
                             )
COUNTY OF NEW YORK           )


         The foregoing instrument was acknowledged before me this ___ day of November, 1996, by _____________________, as _______________________ of Echelon
International Corporation, a Florida corporation, on behalf of such corporation. He/She either [please check as applicable] ____ is personally known to me, or ____ has presented ____________________ as identification.


                                           ___________________________________
                                           Notary Public
                                           Print Name:
                                                       _______________________

(NOTARIAL SEAL)
                                           My Commission Expires:
                                           Commission No.:
                                                          _________

                                  EXHIBIT A-1
                               LEGAL DESCRIPTION
                                 [100 CARILLON]


ALL that certain tract, piece or parcel of land, situate, lying and being in Pinellas County, State of Florida, being more particularly described as follows:


PARCEL 1:

Lot One (1), Block Eight (8), Replat of Carillon, according to the map or Plat thereof recorded in Plat Book 96, pages 29 through 36, inclusive, Public Records of Pinellas County, Florida.


PARCEL 2:

All of the right, title and interest which run with the aforesaid land described as Parcel I, under that certain Declaration of Protective Covenants, Building Standards and Easements of Carillon recorded in O.R. Book 6340, page 266, and First Supplement thereto recorded in O.R. Book 6340, page 366 and further supplemented by the following: O.R. Book 6485, page 762; O.R. 9283, page 202; O.R. Book 9283, page 206; O.R. Book 9329, page 11; O.R. Book 9334, page 386; O.R.  Book 9336, page 433; O.R. Book 9350, page 1691; O.R. Book 9452, page 822; and O.R. Book 9457, page 876.

                                  EXHIBIT A-2
                                [BARNETT TOWER]

ALL that certain tract, piece or parcel of land, situate, lying and being in Pinellas County, State of Florida, being more particularly described as follows:


Lot 1, Block 1, Progress Center Replat, according to the map or plat thereof recorded in Plat Book 100, Page 65, Public Records of Pinellas County, Florida.

                                  EXHIBIT A-3
                               [HIGHPOINT CENTER]

ALL that certain tract, piece or parcel of land, situate, lying and being in Leon County, State of Florida, being more particularly bounded and described as follows:


Begin at the Southeast corner of Lot Number 177 in the Original Plan of the City of Tallahassee, according to the map or Plat thereof recorded in Plat Book 1, page 10, Public Records of Leon County, Florida, where it corners with Lot Number 178, on College Avenue, formerly Clinton Street, and thence run West along the North side of College Avenue 10 feet to a point which is the Point of Beginning, and which is approximately 150 feet East of the corner of Adams Street and College Avenue, thence run North 153 feet and 4 inches, thence West 52 feet and 2 inches, thence South 36 feet and 8 inches, thence East 6 inches, thence South 36 feet and 8 inches, thence East 14 inches, thence South 80 feet to the North side of College Avenue, thence East along the North side of College Avenue 50 feet and 6 inches to the Point of Beginning;

AND ALSO

Begin at the Southeast corner of Lot Number 177 in the Original Plan of the City of Tallahassee, according to the map or Plat thereof recorded in Plat Book 1, Page 10, Public Records of Leon County, Florida, thence run North 153 feet and 4 inches, thence West 10 feet, thence South 153 feet and 4 inches, thence East 10 feet, to the Point of Beginning.

                                  EXHIBIT A-4
                               [McNULTY STATION]


ALL that certain tract, piece or parcel of land, situate, lying and being in Pinellas County, State of Florida, being more particularly described as follows:


Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, and 20,
Block 36, Revised Map of the City of St. Petersburg, according to the map or plat thereof recorded in Plat Book 1, Page 49, of the Public Records of Hillsborough County, Florida, of which Pinellas County, Florida was formerly a part.

                                  EXHIBIT A-5
                               [PROGRESS CENTER]

ALL that certain tract, piece or parcel of land, situate, lying and being in Alachua County, State of Florida, being more particularly described as follows:


PARCEL 1:

Parcels A and C of REPLAT OF PROGRESS CENTER, according to the map or plat thereof recorded in Plat Book P, pages 48 and 49, of the public records of Alachua County, Florida.


PARCEL 2:

TOGETHER WITH a perpetual, non-exclusive, alienable easement for the flow of storm water, surface water, groundwater and any other diffused water, including ingress, egress, access, use and maintenance on, over, across, under and through the real property described in Exhibit "A" to that certain Drainage Easement Agreement recorded October 8, 1991 in O.R. Book 1830, Page 345, Public Records of Alachua County, Florida.

                                  EXHIBIT A-6
                                    [MARINA]


ALL that certain tract, piece or parcel of land, situate, lying and being in Pinellas County, State of Florida, being more particularly described as follows:

PARCEL 1:

Lots 9 through 14 inclusive in Block 4; Lots 7 and 8 in Block 14; The South 40 feet of Lot 8 in Block 15; and Lots 15 and 16, inclusive, in Block 16; Lots 1 and 2 and the North 10 feet of Lot 3 in Block 17; Lots 9 through 13 inclusive in Block 25 of W. J. OVERMAN'S REARRANGEMENT of J.P. TITCOMB'S PLAN OF BAYBORO, according to the map or plat thereof recorded in Plat Book 1, Page 19, of the public records of Pinellas County, Florida.


PARCEL 2:

Lot 1 in Block 1 of BAYTOWN MARINA SUBDIVISION, according to the map or plat thereof recorded in Plat Book 89, Page 93, of the public records of Pinellas County, Florida.


PARCEL 3:

Lot 3 less the North 10 feet and all of Lots 4, 5, and 6 in Block 17 of W.J. OVERMAN'S REARRANGEMENT OF J.P. TITCOMB'S PLAN OF BAYBORO, according to the map or plat thereof recorded in Plat Book 1, Page 19, of the public records of Pinellas County, Florida.















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                                  EXHIBIT A-7
                                  [WAREHOUSE]


ALL that certain tract, piece or parcel of land, situate, lying and being in Hillsborough County, State of Florida, being more particularly described as follows:


PARCEL 1:

Beginning at a point fifty feet North (50 ft. N.) of the center of the main line track of the Atlantic Coast Line Railroad Company and 196.74 feet East of the West boundary of Lot Eight (8) of Knight's Subdivision of a portion of
Section 16, Twp. 29 South, Range 19 East, which point of beginning is twenty-five (25) feet North of the South line of said Knight's Subdivision, running thence North 436.2 feet to the South boundary of the right-of-way of State Road No. 23 (East Broadway), thence in a Southwesterly direction along the Southerly boundary of State Road No. 23 for 155.6 feet; thence South 234.6 ft; thence West 75.0 ft; thence South 160.0 ft. to a point 50.0 feet North of the center of the main line track of the Atlantic Coast Line Railroad Company, which point is 25.0 ft. North of the South line of said Knight's Subdivision, thence East 225.0 feet to the point of beginning; being portions of Lots seven
(7) and Eight (8) of Knight's Subdivision, as recorded in Plat Book 1, Page 84 of the public records of Hillsborough County, Florida.

PARCEL 2:

Beginning at the intersection of the East Boundary of Lot 7 of Knight's Subdivision, as recorded in Plat Book 1, Page 84, of the public records of Hillsborough County, Florida, with the Southerly boundary of East Broadway (Old State Road #23), as now exists, and run thence Westerly along said Southerly boundary of East Broadway a distance of 278.5 feet, thence South, parallel to the East boundary of said Lot 7, to a point 50.0 feet North of the center line of the ACL Railroad main line track; thence run East, parallel to and 50.0 feet North of said center line of ACL main line track a distance of 240.0 feet, more or less, to a point 28.26 feet West of the East boundary of said Lot 7; thence North, parallel to said East boundary of Lot 7 a distance of 160.0 feet; thence East, parallel to the South boundary of said Lot 7 a distance of 75.0 feet to a point 46.74 feet East of the West boundary of Lot 8 of said Knight's Subdivision; thence North, parallel to the said West boundary of Lot 8, a distance of 234.6 feet to the Southerly boundary of East Broadway, as now exists; thence run Westerly along said Southerly boundary of East Broadway 48.4 to the point of beginning.

PARCEL 3:

That part of Lot 8 of Knight's Subdivision, as per map or plat thereof in Plat Book 1, on Page 84 of the public records of Hillsborough County, Florida, being more particularly described as follows: Beginning at a point on the North boundary of said Lot 8, 225 ft. Southwesterly of the Northeast corner of said Lot 8, thence run Southwesterly along said North boundary, 80 ft., thence run South parallel with the East boundary of said Lot 8 to the South boundary of said Lot 8, thence run East 101.22 ft. to a point 192.8 ft. West of the Southeast corner of said Lot 8, said point being on the



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West boundary line of County Road deeded to Hillsborough County by deed recorded in Deed Book 929 on Page 31, thence Northwesterly along said Right of Way to the point of beginning, LESS that part of said tract lying within 33 ft. of the center line of Old State Road Number 23.

PARCEL 4:

Beginning at the Southwest corner of Lot 7 of Knight's Subdivision, as per map or plat thereof recorded in Plat Book 1 on Page 84 of the public records of Hillsborough County, Florida, run thence East along the South boundary of said Lot 7, 212.52 feet for a point of beginning, run thence North 0 degrees 10' West 292.22 feet, more or less, to an intersection with the South boundary of the present right of way of East Broadway, thence in a Southwesterly direction along the South boundary of the right of way of the said East Broadway a distance of 15.95 feet, thence South to an intersection with the South boundary of the said Lot 7 at a point 18 feet West measured on the said South boundary from the point of beginning, thence East 18 feet to the point of beginning.

PARCEL 5:

Begin at a point 3 chains and 22 links East of the Southwest corner of Lot 7 of Knight's Subdivision, of the South half of the NE 1/4 of Section 16, Township 29 South, Range 19 East, running thence East 2 chains and 20 links, thence North 4 chains and 66 links to a brick road, thence Westerly along said brick road to a point North of point of beginning, thence South 4.10 chains to point of beginning, lying and being in Hillsborough County, Florida.

TOGETHER WITH the real property as set forth in Ordinance No. 5827-A adopted on January 3, 1974 by the City Council of City of Tampa, vacating, closing and abandoning 48th Street between East Broadway (State Road 574) on the North and the Seaboard Coast Line Railway right-of-way on the South.

PARCEL 6:

Beginning at the Southeast corner of Lot 8 of Knight's Subdivision according to map or plat thereof as recorded in Plat Book 1, Page 84, public records of Hillsborough County, Florida; running thence North along the East boundary line of said Lot 8 to the Northeast corner of said Lot 8; running thence in a Southwesterly direction along the North boundary line of said Lot 8, 200 feet; running thence South parallel with the East boundary line of said Lot 8 to the South boundary line of said lot 8 running thence East along the South boundary line of said Lot 8 to the point of beginning, being a part of the South 1/2, Northeast 1/4, Section 16, Township 29 South, Range 19 East, and being the East
192.8 feet of said Lot 8, Hillsborough County, Florida.

All of the foregoing Parcels 1 through 6, inclusive, TRACT "A" being also described as follows:

A parcel of land lying in and being a part of Lot 7 and Lot 8, KNIGHT'S SUBDIVISION, as recorded in Plat Book 1, Page 84, of the Public Records of Hillsborough County, Florida; said parcel being more particularly described as follows:


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





Beginning at the intersection of the Southerly right-of-way line of West Seventh Street (formerly East Broadway), a 66-foot right-of-way as now established, with the East line of said Lot 8, also being the West line of W.
G. Bryan's Subdivision, as recorded in Plat Book 2, Page 41, of said Public Records; thence, on the East line of said Lot 8, South 00 degrees 03 minutes 47 seconds West, 571.35 feet to the North line of the CSX (formerly Atlantic Coast
Line) Railroad, a 100-foot right-of-way as now established; thence, on said North right-of-way line, North 89 degrees 56 minutes 13 seconds West, 1120.00 feet; thence, parallel with the East line of said Lot 8, North 00 degrees 03 minutes 47 seconds East, 258.27 feet to the Southerly right-of-way line of said West Seventh Street; thence, on said Southerly right-of-way line, North 74 degrees 26 minutes 44 seconds East, 1162.94 feet to the Point of Beginning.






















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                                   Schedule 1



1. As to the property described on Exhibit A-2 (Barnett Tower), Mortgagor is the successor by merger to TALQUIN DEVELOPMENT COMPANY, a Florida corporation ("TDC").



2. Exhibit A-4 (McNulty Station), Mortgagor is the successor by merger to TDC, formerly known as HUNNICUTT EQUITIES, INC. ("HUNNICUTT"), a Florida corporation.



3. As to the property described on Exhibit A-5 (Progress Center), Mortgagor is the successor by merger to TDC, formerly known as HUNNICUTT, successor by merger to APALACHEE DEVELOPMENT COMPANY, a Florida corporation.



4. As to the property described on Exhibit A-6 (Marina), Mortgagor is the successor by merger to TDC, as to Parcels 1 and 2, and to PROGRESS CREDIT CORPORATION, a Florida corporation, as to Parcel 3.



5. As to the property described on Exhibit A-7 (7th Avenue/Warehouse), Mortgagor is the successor by merger to TDC, successor by merger CROWN WINDOW COMPANY, a Florida corporation.













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